Exhibit 10.21



                             STOCKHOLDERS AGREEMENT

               STOCKHOLDERS AGREEMENT, dated as of August 17, 1999, by and among Concentra Managed Care, Inc., a Delaware corporation (the "COMPANY"), the several persons named in Schedule I hereto (each a "SCHEDULE I PURCHASER" and collectively the "WCAS PURCHASERS") and the several persons named in Schedule II hereto (each a "FFT PURCHASER" and collectively the "FFT PURCHASERS"). The
Schedule I Purchasers and the FFT Purchasers are herein sometimes referred to collectively as the "STOCKHOLDERS."

               WHEREAS, the Company and Yankee Acquisition Corp., a Delaware corporation ("NEWCO"), have entered into an Amended and Restated Agreement and Plan of Merger, dated as of March 24, 1999 (the "MERGER AGREEMENT");

               WHEREAS, pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, (i) Newco will merge with and into the Company (the "MERGER"), (ii) each outstanding share of common stock, par value $0.01 per share ("COMPANY COMMON STOCK"), of the Company outstanding immediately prior to the Merger (other than shares of Company Common Stock owned by Company or Newco or their Affiliates) will be converted into the right to receive $16.50 per share in cash, without interest, (iii) each outstanding share of common stock, par value $0.01 per share ("NEWCO COMMON STOCK"), of Newco will be converted into one share of Company Common Stock and (iv) each outstanding share of Class A common stock, par value $0.01 per share ("NEWCO CLASS A COMMON STOCK"), of Newco will be converted into one share of Class A common stock, par value $0.01 per share ("COMPANY CLASS A COMMON STOCK," and together with Company Common Stock and including shares of Company Common Stock acquired by such Stockholder pursuant to the exercise of any Warrants (as defined below) held by such Stockholder, the "COMPANY CAPITAL STOCK"), of the Company;

               WHEREAS, Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership ("WCAS") and the other persons set forth on Schedule I hereto have entered into a Stock Subscription Agreement, dated as of August 17, 1999 (the "SCHEDULE I PURCHASER STOCK SUBSCRIPTION AGREEMENT"), pursuant to which Newco has agreed to sell to the Schedule I Purchasers an aggregate 223,821,953 shares of Newco Common Stock;

               WHEREAS, Ferrer Freeman Thompson & Co., LLC, a Delaware limited liability corporation ("FFT"), on behalf of Health Care Capital Partners L.P. and as its general partner and on behalf of Health Care Executive Partners L.P. and as its general partner has entered into a Stock Subscription Agreement, dated as of March 27, 1999 (the "FFT STOCK SUBSCRIPTION AGREEMENT," and together with the Schedule I Purchaser Stock Subscription Agreement, the "STOCK

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SUBSCRIPTION AGREEMENTS"), pursuant to which Newco has agreed to sell to the FFT
Purchasers an aggregate 1,854,545 shares of Newco Class A Common Stock;

               WHEREAS, the Company and the persons set forth on Schedule I thereto have entered into a Purchase Agreement, dated as of August 17, 1999 (the "UNIT PURCHASE AGREEMENT"), pursuant to which the Company has agreed to sell to the purchasers set forth on Schedule I thereto an aggregate 110,000 units consisting of $216,230,000 face amount of Senior Discount Debentures due 2010 (the "DEBENTURES") and warrants (the "WARRANTS") to acquire 1,595,406 shares of Company Common Stock at an exercise price of $.01 per share;

               WHEREAS, upon the consummation of all the transactions contemplated by the Stock Subscription Agreements, the Unit Purchase Agreement and the Merger Agreement, each Stockholder will own the number of shares of Company Common Stock, Company Class A Common Stock or Warrants, as the case may be, appearing opposite the name of such Stockholder on Schedule I, Schedule II or Schedule III, as the case may be; and

               WHEREAS, the Company and each of the Stockholders desire to provide for certain matters relating to their respective holdings of Company Capital Stock;

               NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

               SECTION I.  INTRODUCTORY MATTERS.

               (1) DEFINED TERMS. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

               "AFFILIATE" shall have the meaning given to that term in Rule 405 promulgated under the Securities Act and shall include members of a Person's immediate family or trusts for the benefit of members of the immediate family of such Person; PROVIDED that officers, directors or employees of the Company will not be deemed to be Affiliates of a stockholder of the Company for purposes hereof solely by reason of being officers, directors or employees of the Company.

               "AGREEMENT" means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

               "ASSUMPTION AGREEMENT" means a writing reasonably satisfactory in form and substance to the Company whereby a Permitted Transferee of shares of Company Capital Stock becomes a party to, and agrees to be bound to the same extent as its transferor, by the terms of this Agreement.

               "BOARD" means the Board of Directors of the Company.

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               "BUSINESS DAY" means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York
City are authorized or required by law to close.

               "COMMISSION" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

               "DESIGNATED AFFILIATE" means, in the case of any Stockholder (i) any Affiliate of such Stockholder, (ii) any general or limited partner of any
Schedule I Purchaser or any FFT Purchaser, (iii) any managing director, general partner, director, limited partner, officer or employee of any Schedule I Purchaser or FFT Purchaser or of any Affiliate of WCAS or FFT, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (iii) ("STOCKHOLDER ASSOCIATES"), or (iv) a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, the stockholders, members of general or limited partners of which, include only Stockholders, Affiliates of Schedule I Purchasers or FFT Purchasers, Stockholder Associates, their spouses or their lineal descendants.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

               "PERMITTED TRANSFEREE" means any Person to whom shares of Company Capital Stock are Transferred in a Transfer in accordance with Section II(4) and otherwise not in violation of this Agreement and who is required to, and does, enter into an Assumption Agreement, and includes any Person to whom a Permitted Transferee (or a Permitted Transferee of a Permitted Transferee) so further Transfers shares of Company Capital Stock and who is required to, and does, become bound by the terms of this Agreement, it being understood that the Company or any of its subsidiaries shall not be considered to be Permitted Transferees.

               "PERSON" means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

               "PUBLIC OFFERING" means the sale of shares of Company Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

               "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

               "TRANSFER" means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly pursuant to the creation of a derivative security, the


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grant of an option or other right, the imposition of a restriction on disposition or voting or transfer by operation of law.

               (2) CONSTRUCTION. (a) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (i) "OR" is disjunctive but not exclusive, (ii) words in the singular include the plural, and in the plural include the singular, and (iii) the words "HEREOF", "HEREIN", and "HEREUNDER" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

               (b) The term "SCHEDULE I PURCHASERS," to the extent such entities shall have transferred any of their shares of Company Capital Stock to "Permitted Transferees", shall mean the Schedule I Purchasers and the Permitted Transferees of the Schedule I Purchasers, taken together, and any right or action that may be taken at the election of the Schedule I Purchasers may be taken at the election of the Schedule I Purchasers and such Permitted Transferees, subject to the requirements of Section XII(5).

               (c) The term "FFT PURCHASERS," to the extent such entities shall have transferred any of their shares of Company Capital Stock to "Permitted Transferees", shall mean the FFT Purchasers and the Permitted Transferees of the FFT Purchasers, taken together, and any right or action that may be taken at the election of the FFT may be taken at the election of the FFT Purchasers and such Permitted Transferees, subject to the requirements of Section XII(5).

               SECTION II.  RESTRICTIONS ON TRANSFERS.

               (1) Until the fifth anniversary of the Effective Date, no
Schedule I Purchaser, FFT Purchaser or any of their Permitted Transferees may Transfer any shares of Company Capital Stock or any Warrant other than (i) in connection with a Public Offering, (ii) after a Public Offering, in a bona fide sale to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) in accordance with Sections II(4), III, or IV; PROVIDED, HOWEVER, that any Warrant held by a Stockholder may be Transferred in connection with the sale of the Debentures as set forth in the Unit Purchase Agreement (the "Debenture Sale") without requiring the transferee of such Warrants to enter into an Assumption Agreement, PROVIDED, FURTHER, that any shares of Company Capital Stock held by any employee, officer or director of the Company may be repurchased by the Company from any such employee, officer or director.

               (2) In the event of any purported Transfer by a Schedule I Purchaser, a FFT Purchaser or any of their Permitted Transferees of any shares of Company Capital Stock or any Warrant in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect and the Company will not give effect to such Transfer.


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               (3) Each certificate representing shares of Company Capital Stock or any Warrant held by a Schedule I Purchaser, a FFT Purchaser, or any of their Permitted Transferees will bear a legend substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary to give full effect to this Agreement, the "LEGEND"):

        "[THE SHARES OF] [COMMON STOCK][CLASS A COMMON STOCK][WARRANTS] REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT, DATED AS OF AUGUST 17, 1999, AMONG THE COMPANY AND THE OTHER PARTIES THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT."

The Legend will be removed by the Company by the delivery of substitute certificates without such Legend in the event of (i) a Transfer permitted by this Agreement and in which the Transferee is not required to enter into an Assumption Agreement or (ii) the termination of Section II pursuant to the terms hereof.

               (4) TRANSFERS TO PERMITTED TRANSFEREES. The Stockholders and their Permitted Transferees may Transfer, for no more than cost, any or all of the shares of Company Capital Stock or, on or after the Debenture Sale, Warrants held by any of them to any Designated Affiliate who duly executes and delivers an Assumption Agreement; PROVIDED that in connection therewith the Company, if it so requests promptly following its receipt of such Assumption Agreement (and, in such event, such Assumption Agreement shall not be effective unless and until this proviso has been satisfied), has been furnished with an opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws; and, PROVIDED, FURTHER, that no Transfer under this Section II(4) shall be permitted if such Transfer would require the Company to register a class of equity securities under Section 12 of the Exchange Act under circumstances where the Company does not then have securities of any class registered under Section 12 of the Exchange Act and such Transfer would cause such registration to be required.

               (5) WCAS shall give written notice to FFT not less than 10 Business Days nor more than 20 Business Days in advance of any distribution by any Schedule I Purchaser to its limited partners or members if either (a) any recipient of such distribution is not obligated to sign an Assumption Agreement, or (b) upon consummation of such distribution this Agreement (other


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

than the provisions of Section VIII(2), VIII (3), VIII (4) and VIII (5)) will terminate in accordance with Section IX.

               SECTION III. TAG-ALONG RIGHTS.

               (1) So long as this Agreement remains in effect, with respect to any proposed Transfer by WCAS or any of its Designated Affiliates (collectively, the "SELLING STOCKHOLDER") of shares of Company Capital Stock and/or Warrants to any Person who is not a Permitted Transferee, other than in a Public Offering, pursuant to a bona fide sale to the public pursuant to Rule 144 under the Securities Act or pursuant to any agreement or plan of merger or combination, including any tender or exchange offer in respect thereof, that is approved by the Board and that provides for equal treatment of all outstanding shares of Company Capital Stock and Warrants (any such transaction, a "PROPOSED SALE"), each Schedule I Purchaser (other than WCAS), FFT Purchaser and each of their Permitted Transferees will have the right to require the proposed Transferee or acquiring Person to purchase from each such Stockholder and each Permitted Transferee who exercises its rights under this Section III(1) in accordance with this Section III(1) (a "TAGGING STOCKHOLDER") a number of shares of Company Capital Stock and Warrants up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate number of shares of Company Capital Stock and Warrants owned by such Tagging Stockholders by (B) the aggregate number of shares of Company Capital Stock and Warrants owned by WCAS and its Designated Affiliates and the Tagging Stockholders and
(ii) the total number of shares of Company Capital Stock and Warrants proposed to be directly or indirectly Transferred to the transferee or acquiring Person in the Proposed Sale (a "PROPOSED TRANSFEREE"), at the same price per share of Company Capital Stock and Warrants and upon the same terms and conditions (including, without limitation, time of payment, form of consideration and adjustments to purchase price) as the Selling Stockholder; PROVIDED that in order to be entitled to exercise its right to sell shares of Company Capital Stock and Warrants to the Proposed Transferee pursuant to this Section III(1), each Tagging, Stockholder (x) shall agree to the same covenants with respect to such Tagging Stockholders, as appropriate, as the Selling Stockholder agrees to in connection with the Proposed Sale; PROVIDED, HOWEVER, that the aggregate amount of liability of such Tagging Stockholder with respect to such covenants shall not exceed the proceeds to such Tagging Stockholder in connection with the Proposed Sale, and (y) shall make such representations and warranties concerning its title to the shares of Company Capital Stock and Warrants to be sold in connection with the Proposed Sale and its authority to enter into and consummate the Proposed Sale as the Selling Stockholder makes, but shall not be required to make any other representations and warranties or indemnities other than with respect to its own representations and warranties.

               (2) Each Tagging Stockholder will be responsible for funding its proportionate share of any escrow arrangements in connection with the Proposed Sale and for its proportionate share of any withdrawals therefrom, including without limitation any such withdrawals that are made with respect to claims arising out of agreements, covenants, representations, warranties or other provisions relating the Proposed Sale that were made by the Tagging Stockholder.


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

               (3) Each Tagging Stockholder will be responsible for its proportionate share of the reasonable fees, commissions and other out-of-pocket expenses (collectively, "COSTS") of the Proposed Sale to the extent not paid or reimbursed by the Company, the Proposed Transferee or another Person (other than the Selling Stockholder); PROVIDED that the Proposed Sale is consummated and the liability for such Costs shall not exceed the total purchase price received by such stockholder for such shares. The Selling Stockholder shall be entitled to estimate the Tagging Stockholders' proportionate share of such Costs and to withhold such amounts from payments to be made to the Tagging Stockholder at the time of closing of such Proposed Sale; PROVIDED that (i) such estimate shall not preclude the Selling Stockholder from recovering additional amounts from the Tagging Stockholder in respect of such Tagging Stockholder's proportionate share of such Costs and (ii) the Selling Stockholder shall reimburse the Tagging Stockholder to the extent actual amounts are ultimately less than the estimated amounts or any such amounts are paid by the Company, the Proposed Transferee or another Person (other than the Selling Stockholder).

               (4) The Selling Stockholder will give notice to the Company of each Proposed Sale not more than five days after the execution of the definitive agreement relating to the Proposed Sale, setting forth the number of shares of Company Capital Stock and Warrants proposed to be so Transferred, the name and address of the Proposed Transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Selling Stockholder will provide such information, to the extent reasonably available to the Selling Stockholder, relating to such non-cash consideration as each of the Tagging Stockholders, may reasonably request in order to evaluate such non-cash consideration) and other terms and conditions of payment offered by the Proposed Transferee. If any holders of Company Capital Stock and Warrants are given an option as to the form and amount of consideration to be received, all holders of Company Capital Stock and Warrants shall be given the same option. In the event that any of the terms and/or conditions set forth in the notice are thereafter amended in any respect, the Selling Stockholder shall also give written notice of the amended terms and conditions of the Proposed Sale to the Company, and each Tagging Stockholder shall be permitted to cancel its exercise of its rights under this Section III upon delivery of written notice to the Company to such effect and shall be released from its obligation hereunder. Upon its receipt of any such notice or amended notice, the Company shall promptly, but in all events within three (3) Business Days of its receipt thereof, forward copies thereof to each of the Tagging Stockholders. The Selling Stockholder will deliver or cause to be delivered to each Tagging Stockholder copies of all transaction documents relating to the Proposed Sale promptly as the same become available. The tag-along rights provided by this Section III must be exercised by the Tagging Stockholders within 10 Business Days following receipt of the notice required by the preceding sentence by delivery of a written notice to the Selling Stockholder indicating its desire to exercise its rights and specifying the number of shares of Company Capital Stock and Warrants it desires to sell (the "TAG-ALONG NOTICE"). The Tagging Stockholders will be entitled under this
Section III to Transfer to the Proposed


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Transferee the number of shares of Company Capital Stock and Warrants calculated in accordance with Section III(1).

               (5) Any Tagging Stockholder participating in the proposed disposition shall deliver to the Company, as agent for such Tagging Stockholder, for transfer to the Proposed Transferee one or more certificates, properly endorsed for transfer and with all stock transfer taxes paid and stamps affixed, which represent the number of shares of Company Capital Stock and Warrants that such Tagging Stockholder elects to dispose of pursuant to paragraph 4 above. The consummation of such proposed disposition shall be subject to the sole discretion of the Selling Stockholder, who shall have no liability or obligation whatsoever to any Tagging Stockholder participating therein other than to obtain for such Tagging Stockholder the same terms and conditions as those of the Selling Stockholder. Upon the consummation of any such sale, the Company (i) shall transfer to the Proposed Transferee a stock certificate or certificates representing the number of shares of Company Capital Stock and Warrants to be disposed of by any Tagging Stockholders and (ii) shall promptly thereafter remit to each Tagging Stockholder (i) that portion of the proceeds of the disposition to which such Tagging Stockholder is entitled by reason of such participation and (ii) a stock certificate representing any balance of shares of Company Capital Stock and Warrants that were not so disposed of (or all shares of Company Capital Stock and Warrants, in the event the proposed disposition is not consummated).

               (6) If any Tagging Stockholder exercises its rights under this
Section III, the closing of the purchase of the Company Capital Stock and Warrants with respect to which such rights have been exercised will take place concurrently with the closing of the sale of the Selling Stockholder's Company Capital Stock and Warrants to the Proposed Transferee. If by the end of ninety
(90) days following the date of delivery of the notice of the Proposed Sale provided by the Company pursuant to Section III(4), the Selling Stockholder and the Proposed Transferee have not completed the Proposed Sale, each Tagging Stockholder shall be released from its obligations under this Section III, and the Tag-Along Notices shall be null and void, and it shall be necessary for the terms of this Section III to be separately complied with in order to consummate such Proposed Sale pursuant to this Section III.

               SECTION IV.  DRAG-ALONG RIGHTS.

               (1) So long as this Agreement remains in effect, if WCAS or any of its Designated Affiliates (collectively, the "DRAGGING STOCKHOLDER") receives an offer from a Person other than any of their Designated Affiliates (a "THIRD PARTY") to purchase (in a transaction of a type referred to in the first sentence of Section III(1)) at least a majority of the shares of Company Capital Stock then outstanding and such offer is accepted by the Dragging Stockholder, then each Schedule I Purchaser (other than WCAS), FFT Purchaser and each of their Permitted Transferees (collectively, the "DRAG-ALONG STOCKHOLDERS") hereby agrees that, if requested by the Dragging Stockholder, it will Transfer to such Third Party, subject to the other provisions of this Section IV, on the terms of the offer so accepted by the Dragging Stockholder, including, without limitation, time of payment, form and choice of consideration and adjustments to purchase price,


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the number of shares of Company Capital Stock and Warrants equal to the number of shares of Company Capital Stock and Warrants owned by it multiplied by the percentage of the then outstanding shares of Company Capital Stock and Warrants to which the Third Party offer is applicable.

               (2) The Dragging Stockholder will give notice (the "DRAG-ALONG NOTICE") to the Drag-Along Stockholders of any proposed Transfer giving rise to the rights of the Dragging Stockholder set forth in Section IV(1) (a "SECTION IV TRANSFER") within five (5) Business Days following the Dragging Stockholder's acceptance of the offer referred to in Section IV(1) and, in any event, not less than 10 Business Days prior to the proposed closing date for such Section IV Transfer. The Drag-Along Notice will set forth the number of shares of Company Capital Stock and Warrants proposed to be so Transferred, the name of the proposed Transferee or acquiring Person, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Dragging Stockholder will provide such information, to the extent reasonably available to the Dragging Stockholder, relating to such non-cash consideration as the Drag-Along Stockholders together may reasonably request in order to evaluate such non-cash consideration), the number of shares of Company Capital Stock and Warrants sought and the other terms and conditions of the offer. If any holders of Company Capital Stock and/or Warrants are given an option as to the form and amount of consideration to be received, all holders of Company Capital Stock and/or Warrants shall be given the same option. Each Drag-Along Stockholder (x) shall agree to the same covenants with respect to such Drag-Along Stockholders, as appropriate, as the Dragging Stockholder agrees to in connection with the Section IV Transfer; PROVIDED, HOWEVER, that the aggregate amount of liability of such Drag-Along Stockholder with respect to such covenants shall not exceed the proceeds to such Drag-Along Stockholder in connection with the Section IV Transfer and (y) shall make such representations and warranties concerning its title to the shares of Company Capital Stock and/or Warrants to be sold in connection with the Section IV Transfer and its authority to enter into and consummate the Section IV Transfer as the Dragging Stockholder makes, but shall not be required to make any other representations and warranties or indemnities other than in respect of its own representations and warranties. If a Dragging Stockholder does not request that the Drag-Along Stockholders participate in a Section IV Transfer, then each Stockholder shall have the right to participate in such proposed transfer in accordance with its rights under Section III above.

               (3) Each Drag-Along Stockholder will be responsible for funding its proportionate share of any escrow arrangements in connection with the
Section IV Transfer and for its proportionate share of any withdrawals therefrom, including without limitation any such withdrawals that are made with respect to claims arising out of agreements, covenants, representations, warranties or other provisions relating the Section IV Transfer that were made by the Drag-Along Stockholder.

               (4) Each Drag-Along Stockholder will be responsible for its proportionate share of the Costs of the Section IV Transfer to the extent not paid or reimbursed by the


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Company, the Third Party or another Person (other than the Dragging
Stockholder); PROVIDED that such Section IV Transfer is consummated and the liability for such Costs shall not exceed the total purchase price received by such Drag-Along Stockholder for such shares and/or Warrants. The Dragging Stockholder shall be entitled to estimate the Drag-Along Stockholders' proportionate share of such Costs and to withhold such amounts from payments to be made to the Drag-Along Stockholder at the time of closing of the Section IV Transfer; PROVIDED that (i) such estimate shall not preclude the Dragging Stockholder from recovering additional amounts from the Drag-Along Stockholder in respect of such Drag-Along Stockholder's proportionate share of such Costs and (ii) the Dragging Stockholder shall reimburse the Drag-Along Stockholder to the extent actual amounts are ultimately less than the estimated amounts or any such amounts are paid by the Company, the Third Party or another Person (other than the Dragging Stockholder). If the Section IV Transfer is not consummated within 180 days from the date of the Drag-Along Notice, the Dragging Stockholder must deliver another Drag-Along Notice in order to exercise its rights under this Section IV with respect to such Section IV Transfer.

               (5) At the closing of such Section IV Transfer, each of the Dragging Stockholders shall deliver certificates evidencing the Company Capital Stock and/or Warrants, as the case may be, then held by it and to be sold in such sale, duly endorsed for transfer or accompanied by stock powers executed in blank, against payment of the purchase price therefor by wire transfer to the account or accounts specified by such Drag-Along Stockholder.

               (6) The proceeds from such Section IV Transfer (and, in the case of a sale of less than all of the outstanding shares of Company Capital Stock and Warrants, the number of shares and Warrants to be sold by each Stockholder) shall be allocated among the Stockholders on a PRO RATA basis, based on the number of shares of Company Capital Stock and Warrants (treating all "in the money" options and warrants as the number of shares of Company Common Stock issuable upon the exercise thereof, less such number of shares of Company Common Stock and Warrants the aggregate fair market value of which (based on the value attributed in such sale) would be required to pay the aggregate exercise price therefor, and treating any shares of convertible preferred stock or debt of the Company on an "as-converted" basis) then held by each Stockholder.

               SECTION V. CUSTODY AGREEMENT AND POWER OF ATTORNEY. Upon delivering a Tag Along Notice or receiving a Drag-Along Notice, each Schedule I Purchaser (other than WCAS), FFT Purchaser and each of their Permitted Transferees will, if requested by the Selling Stockholder or the Dragging Stockholder, as the case may be, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Selling Stockholder or the Dragging Stockholder, as the case may be, and to such
Schedule I Purchaser, FFT Purchaser or their Permitted Transferees, as the case may be, with respect to the shares of Company Capital Stock and/or Warrants that are to be sold by such Stockholders and Permitted Transferees pursuant hereto (a "CUSTODY AGREEMENT AND POWER OF ATTORNEY"). The Custody Agreement and Power of Attorney will provide, among other things, that each such Stockholder and Permitted Transferee will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Company Capital Stock and Warrants (each duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as its agent and attorney-


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in-fact with full power and authority to act under the Custody Agreement and
Power of Attorney on its behalf with respect to (and subject to the terms and conditions of) the matters specified in Section III or Section IV, as the case may be.

               SECTION VI.  PREEMPTIVE RIGHTS.

               (1) Until the later of (i) the fifth anniversary of the Effective Date and (ii) the consummation of a Public Offering, the Company hereby grants to each Stockholder the right to purchase such Stockholder's Proportionate Percentage (as hereinafter defined) of any future Eligible Offering (as hereinafter defined). For the purposes of this Section VI, the following terms shall have the meanings set forth below:

               "PROPORTIONATE PERCENTAGE" means, with respect to any Stockholder as of any date, the result (expressed as a percentage) obtained by dividing (i) the number of shares of Company Capital Stock owned by such Stockholder as of such date by (ii) the total number of shares of Company Capital Stock outstanding as of such date.

               "ELIGIBLE OFFERING" means an offer by the Company to sell to any person or persons (including any of the Stockholders) for cash, cash equivalents, property or indebtedness any equity securities of the Company, or any security convertible into or exchangeable for, or carrying rights or options to purchase, equity securities of the Company, other than an offering by the Company:

                      (i) of shares of Company Common Stock or options to
               purchase shares of Company Common Stock in connection with or pursuant to any stock option or stock purchase plan approved by the Board to full-time employees, officers, directors, consultants and/or advisors to the Company or its subsidiaries;

                      (ii) of securities (x) to the seller(s) of a business in
               connection with an acquisition of such seller's business or (y) to a joint venture, in connection with a joint venture project (PROVIDED that such seller of joint venture is not an Affiliate of the Company;

                      (iii)  pursuant to the Unit Purchase Agreement;

                      (iv) of shares of Company Common Stock in a sale or sales
               to officers and employees in an amount not to exceed, in the aggregate, 242,424 shares of Company Common Stock; and

                      (v) in a Public Offering.

               (2) The Company shall, before issuing any securities pursuant to an Eligible Offering, give written notice thereof to each Stockholder. Such notice shall specify the security or securities the Company proposes to issue, the proposed date of issuance, the consideration that the Company intends to receive therefor and all other material terms and conditions of such proposed issuance. For a period of 15 days following the date of such notice, each Stockholder shall be entitled, by written notice to the Company, to elect to purchase all or any part of such Stockholder's Proportionate Percentage of the securities being sold in the Eligible Offering; PROVIDED, HOWEVER, that if two or more securities shall be proposed to be sold as a "unit" in an Eligible Offering, any such election must relate to such unit of securities. To the extent that elections pursuant to this Section VI(2) shall not be made with respect to any securities included in an Eligible Offering within such 15-day period, then the Company may issue such securities, but only for consideration not less than, and otherwise on no less favorable terms to the Company than, those set forth in the Company's notice and only within 60 days after the end of such 15-day period. In the event that any such offer is accepted by a Stockholder or Stockholders, the Company shall sell to such Stockholder or Stockholders, and such Stockholder or Stockholders shall purchase from the Company, for the consideration and on the terms set forth in the notice as aforesaid, the securities that such Stockholder or Stockholders shall have elected to purchase.

               SECTION  VII.  RIGHT OF FIRST OFFER.

               (1) If, after the lapse of restrictions on transfer contained in
Section II, any Schedule I Purchaser or FFT Purchaser or any of their Permitted Transferees (for purposes of this Section VII, a "SELLER") desires to sell, exchange or in any other manner dispose of (other than in a manner permitted by Sections II(1), II(4), III or IV) any shares of Company Capital Stock held by it, then such Seller shall give to the Company a written notice (a "NOTICE OF DESIRE TO SELL") which shall set forth in reasonable detail the class and number of shares of capital stock which it desires to sell (the "SUBJECT SHARES") and may, if the Seller so chooses to specify, set forth any other terms and conditions of the desired disposition. The Company shall deliver such Notice of Desire to Sell to WCAS and FFT promptly upon receipt thereof. A Seller may deliver a Notice of Desire to Sell whether or not such Seller has received an offer from a third party to purchase such shares of Company Capital Stock.

               (2) WCAS, FFT and their Designated Affiliates (the "OFFEREES") shall have the right, exercisable upon written notice to the Seller within 15 days after receipt of any Notice of Desire to Sell (the "OFFER NOTICE"), to offer to purchase any or all Subject Shares proposed to be sold by the Seller at a purchase price equal to the proposed purchase price specified in the Notice of Desire to Sell if so specified, or as proposed in the Offer Notice if not specified in the Notice of Desire to Sell, and otherwise on the terms and conditions specified in the Notice of Desire to Sell to the extent so specified and any additional terms and conditions proposed in the Offer Notice (collectively, including with respect to purchase price, the "OFFER TERMS"). Each Offer Notice shall state the number of shares to be purchased by the Offerees delivering such Offer Notice (the "PURCHASING STOCKHOLDERS") and that the Purchasing Stockholders will purchase such shares within 45 days thereafter (or such longer period as is necessary to obtain any necessary consents or approvals or to otherwise comply with applicable law). In the event that more than one Person exercises its right to offer to purchase pursuant to this paragraph (2), the allocation among such Purchasing Stockholders of any shares actually sold pursuant to this paragraph
(2) shall be as agreed by such Purchasing Stockholders; PROVIDED, HOWEVER, if the number of shares that the Purchasing Stockholders offer to purchase exceeds the number of Subject Shares and the Purchasing Stockholders do not agree on the allocation of the Subject Shares prior to the expiration of the 15-day period specified in this paragraph (2) then the Subject Shares shall be allocated ratably between Purchasing Stockholders based on the number of shares of Company Capital Stock owned by such Purchasing Stockholder on the date of such Offer Notice out of the total outstanding shares of Company Capital Stock on that date owned by all of the Purchasing Stockholders; PROVIDED FURTHER that any such Subject Shares allocated to the FFT Purchasers may be allocated among the FFT Purchasers as such parties may agree.

               (3) If the Offerees deliver, within the period specified in paragraph (2) above, an Offer Notice with respect to Subject Shares, the Seller shall sell such Subject Shares to such Purchasing Stockholders on the Offer Terms within the 45-day period specified in paragraph (2) above (or such longer period as is necessary to obtain any necessary consents or approvals or to otherwise comply with applicable law). Following the period specified in paragraph (2) above, the Seller may (subject to any other applicable restrictions hereunder) transfer such Subject Shares with respect to which no Offer Notice was received to any third party; PROVIDED that the Seller may not sell such shares with respect to which no Offer Notice was received to such third party on material terms that are the same as or more favorable, in the aggregate, to such third party than the material terms set forth in the Offer Terms, in the aggregate. Any such sale with respect to which definitive documentation is not entered into within 60 days after the expiration of the period specified in paragraph (2) above, or which is not consummated within 60 days of the execution of such definitive documentation (or such longer period as is necessary to obtain any necessary consents or approvals or to otherwise comply with applicable law) shall again be subject to the requirements of this
Section VII.

               SECTION VIII.  FINANCIAL AND OTHER INFORMATION; CONFIDENTIALITY.

               (1) Until the earlier of (i) the date of the first occurrence of a Public Offering and (ii) the date on which any Stockholder no longer holds at least 25% of the Company Capital Stock (including for purposes hereof any shares of Company Common Stock obtained through the conversion of such Stockholders' shares of Company Class A Common Stock) held by such Stockholder as of the Effective Date, the Company shall furnish to such Stockholder:

               (a) within 95 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, changes in stockholders' equity and consolidated statement of cash flows of the Company and its subsidiaries for the fiscal year then ended, together with supporting notes thereto, certified without qualification as to scope of audit by a firm of independent certified public accountants of recognized national standing selected by the Board;

               (b) within 50 days after the end of each quarter in each fiscal year (other than the last quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of operations, changes in stockholders' equity and consolidated statement of cash flows of the Company and its subsidiaries for the quarter then ended, unaudited but certified by the principal financial officer of the Company, such balance sheet to be as of the end of such quarter and such statements of operations, changes in stockholders' equity and consolidated statement of cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to normal year-end adjustments;

               (c) within 35 days after the end of each month in each fiscal year, a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statement of operations for the month then ended, unaudited but certified by the principal financial officer of the Company, such balance sheet to be as of the end of such month and such statement of operations to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case subject to normal year-end adjustments;

               (d) as soon as practicable after the receipt thereof, the Company's annual budget;

               (e) as soon as practicable after the receipt thereof, a copy of any other financial information contained in the Company's monthly management reports to the extent such information is available;

               (f) promptly upon filing, copies of all registration statements, prospectuses, periodic reports and other documents filed by the Company with the Commission;

               (g) reasonable access during business hours to the books, records and properties of the Company and a reasonable opportunity to discuss the business and affairs of the Company with the Company's management; and

               (h) promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of the Company or any subsidiary as such Stockholder may reasonably request;

PROVIDED that each such Stockholder shall cause all Confidential Information relating to the Company to be held in strict confidence in accordance with the provisions of this Section VIII. After any Stockholder no longer holds 25% of the Company Capital Stock and or Warrants held by such Stockholder on the date hereof, but before the first occurrence of a Public Offering, the

Company shall only be obligated pursuant to this Section VIII(1) to furnish to such Stockholder one annual report per year containing at least the information described in (a) above.

               (2) Each Stockholder and Permitted Transferee agrees that it will not use at any time any Confidential Information (as defined below) of which any such Stockholder or any Permitted Transferee is or becomes aware except in connection with its investment in the Company.

               (3) Each Stockholder and Permitted Transferee further agrees that the Confidential Information will be kept strictly confidential and will not be disclosed by it or its Representatives (as defined below), except (i) as required by applicable law, regulation or legal process or in response to any inquiry from a regulatory authority having jurisdiction over such Stockholder, and only after compliance with Section VIII(4); PROVIDED that this clause (i) may not be relied upon to the extent any action is taken by a Stockholder or Permitted Transferee which requires such disclosure and, but for such action, such disclosure would not have been required) and (ii) that it may disclose the Confidential Information or portions thereof to those of its officers, employees, directors and representatives of its legal, accounting and financial advisors (the persons to whom such disclosure is permissible being "REPRESENTATIVES") who need to know such information in connection with the investment by the Stockholder and the Permitted Transferees in the Company; PROVIDED that such Representatives (x) are informed of the confidential and proprietary nature of the Confidential Information and (y) agree to be bound by and perform the provisions of this Section VIII. Each Stockholder agrees to be responsible for any breach of this Section VIII by its Representatives other than those Representatives who after the date hereof execute a separate confidentiality agreement with the Company (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company may have against such Representatives with respect to any such breach).

               (4) If any Stockholder, Permitted Transferee or Representative becomes legally compelled (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, such Stockholder, Permitted Transferee or Representative shall provide the Company with prompt and, if legally permissible, prior written notice of such requirement to disclose such Confidential Information. Upon receipt of such notice, the Company may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, such Stockholder, Permitted Transferee or Representative agrees to disclose only that portion of the Confidential Information which is legally required to be disclosed and to take all reasonable steps to preserve the confidentiality of the Confidential Information; PROVIDED that the Stockholder is not required to incur any costs in connection therewith. In addition, such Stockholder, Permitted Transferee and Representative will not oppose any action (and will, if and to the extent requested by the Company and is legally permitted to do so, cooperate with and assist the Company, at the Company's expense and on a reasonable basis, in any reasonable action) by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

               (5) "CONFIDENTIAL INFORMATION" means oral and written information concerning the Company and its subsidiaries furnished to any Stockholder or Permitted Transferee by or on behalf of the Company (irrespective of the form of communication and whether such information is so furnished before, on or after the date hereof), and all analyses, compilations, data, studies, notes, interpretations, memoranda or other documents prepared by any Stockholder or Permitted Transferee or any Representative containing or based in whole or in part on any such furnished information. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure directly or indirectly by any Stockholder, Permitted Transferee or Representative in violation hereof), (ii) is or becomes available to any Stockholder or Permitted Transferee on a nonconfidential basis from a source other than the Company or its advisors, provided that such source was not known by the Stockholders or Permitted Transferees to be prohibited from disclosing such information to it by a legal, contractual or fiduciary obligation owed to the Company or (iii) is already in the possession of any Stockholder or Permitted Transferee (other than information furnished by or on behalf of the Company).

               (6) Until the earlier to occur of (i) the tenth anniversary of the date of this Agreement and (ii) the date of first occurrence of a Public Offering, the Company shall allow non-voting observers (the "BOARD OBSERVERS" and each a "BOARD OBSERVER"), appointed as set forth in this Section VIII(6), to attend each and every meeting of the Board. During such period, (i) A.S.F. Co-Investment Partners, L.P. shall have the right to appoint one Board Observer and (ii) each of California Public Employees' Retirement System, California Teachers' Retirement System, Chase Equity Partners III, L.P., GS Private Equity Partners III, L.P., on behalf of itself and the other Affiliates of Goldman, Sachs & Co., and BT Capital Investors, L.P. shall have the right, on a rotating annual basis, to appoint the other Board Observers for a one year term. California Public Employees' Retirement System and California Teachers' Retirement System shall appoint the first two of such Board Observers to serve one-year terms. GS Private Equity Partners III, L.P., on behalf of itself and the other Affiliates of Goldman, Sachs & Co. that are parties hereto, Chase Capital Partners and BT Capital Investors, L.P. shall appoint the next three of such Board Observers to serve one-year terms following the expiration of the previous Board Observers' terms. It is understood that the number of Board Observers appointed pursuant to clause (ii) above shall alternate between two and three each year. The appointment and removal of each Board Observer shall be by written notice from the appropriate Stockholder to the Company and shall take effect upon the delivery of written notice thereof at the Company's registered office. Each Board Observer and each Stockholder that has the right to appoint a Board Observer shall receive copies of all notices, minutes, consents, and other materials that the Company provides to the members of the Board, PROVIDED, HOWEVER, that the Company reserves the right to exclude any of the Board Observers from access to any meeting or any materials if it is reasonably believed, upon advice of counsel, that such exclusion is necessary to preserve any privilege or to protect confidential information. Except to the extent so excluded, the Board Observers may participate in discussions of any and all matters brought before any meeting it attends as a non-voting observer.

               SECTION IX. DURATION OF AGREEMENT. This Agreement (other than the provisions of Section VIII(2), VIII(3), VIII(4) and VIII(5)) shall terminate upon the earlier to occur of (1) the tenth anniversary of the Effective Date and
(2) the consummation of (x) one or more Public Offerings by the Company of Common Stock having an aggregate offering price to the public of not less than $100,000,000, or (y) the sale, transfer or other disposition (including a distribution by a limited partnership to its partners) by the Schedule I Purchasers to persons or entities not required to become parties hereto of at least 75% of the shares of Company Common Stock held by the Schedule I Purchasers on the Effective Date.

               SECTION X.     REGULATORY COMPLIANCE.

               (a)    Regulatory Compliance Cooperation.

                      (i) In the event that a Regulated Holder reasonably determines that it has a Regulatory Problem, the Company agrees to take all such actions as are reasonably requested by such Regulated Holder in order (A) to effectuate and facilitate any transfer by the Regulated Holder of any securities of the Company then held by the Regulated Holder to any Person designated by the Regulated Holder, (B) to permit the Regulated Holder (or any of its Affiliates) to exchange all or any portion of the voting Securities then held by such Person on a share-for-share basis for shares of a class of non-voting Securities of the Company, which non-voting Securities shall be identical in all respects to such voting Securities, except that such new Securities shall be non-voting and shall be convertible into voting Securities on such terms as are requested by the Regulated Holder and reasonably acceptable to the Company in light of regulatory considerations then prevailing, and (C) to continue and preserve the respective allocation of the voting interests with respect to the Company arising out of the Regulated Holder's ownership of voting Securities and/or provided for in this Agreement before the transfers and amendments referred to above (including entering into such additional agreements as are requested by the Regulated Holder to permit any Person(s) designated by the Regulated Holder to exercise any voting power which is relinquished by the Regulated Holder upon any exchange of voting Securities for non-voting Securities of the Company). If the Regulated Holder elects to transfer Securities of the Company to another Regulated Holder in order to avoid a Regulatory Problem, the Company and such other Regulated Holder shall enter into such mutually acceptable agreements as such other Regulated Holder may reasonably request in order to assist such Regulated Holder in complying with applicable laws and regulations to which it is subject. Such agreements may include restrictions on the redemption, repurchase or retirement of Securities of the Company that would result or be reasonably expected to result in such Regulated Holder's holding more voting securities or total securities (equity and debt) than it is permitted to hold under such laws and regulations.

                      (ii) In the event a Regulated Holder has the right to acquire any of the Company's securities from the Company or any other Person (as the result of a preemptive offer, pro rata offer or otherwise), and a Regulated Holder reasonably determines that it has a Regulatory Problem, at the Regulated Holder's request the Company will offer to sell to the Regulated Holder non-voting securities (or, if the Company is not the proposed seller, will arrange for the exchange of any voting securities for non-voting securities immediately prior to or simultaneous with such sale) on the same terms as would have existed had the Regulated Holder acquired the securities so offered and immediately requested their exchange for non-voting securities pursuant to subsection (i) above.

                      (iii) In the event that any Affiliate of the Company ever offers to issue any of its Securities to the Regulated Holder, then the Company will cause such Affiliate to enter into agreements with the Regulated Holder substantially similar to this Section X.

               (b)    DEFINITIONS.

                      (i) "Regulated Holder" means any holder of the Company's Securities that is (or that is a subsidiary of a bank holding company that is) subject to the various provisions of Regulation Y of the Board of Governors of the Federal Reserve Systems, 12 C.F.R., Part 225 (or any successor to Regulation Y).

                      (ii) "Regulatory Problem" means (i) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or Investor believes that there is a significant risk of such assertion) that such Person (or any bank holding company that controls such Person) is not entitled to hold, or exercise any material right with respect to, all or any portion of the Securities of the Company which such Person holds or (ii) when such Person and its Affiliates would own, control or have power (including voting rights) over a greater quantity of Securities of the Company than is permitted under any law or regulation or any requirement of any governmental authority applicable to such Person or to which such Person is subject.

               SECTION XI. REPRESENTATIONS AND WARRANTIES BY THE STOCKHOLDERS. Each Stockholder, severally and not jointly, represents and warrants to the Company and the other Stockholders as follows:

               (a) The execution, delivery and performance of this Agreement by such Stockholder will not violate any provision of applicable law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Stockholder or any of his, her or its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

               (b) This Agreement has been duly executed and delivered by such Stockholder, and when executed by the other parties hereto will constitute the legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

               SECTION XII. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Stockholder as follows:

               (a) The execution, delivery and performance of this Agreement by the Company will not violate any provision of applicable law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

               (b) This Agreement has been duly executed and delivered by the Company, and when executed by the other parties hereto will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

               SECTION XIII. MISCELLANEOUS.

               (1) HEADINGS. Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

               (2) SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

               (3) BENEFITS OF AGREEMENT. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything in this Section XIII(3) to the contrary, subject to compliance with the terms of this Agreement, each Stockholder shall have the right to assign its interests hereunder in whole or in part to any transferee of the Company Capital Stock held by such Stockholder in compliance with this Agreement. Any Stockholder may assign to any of its Affiliates that are also Stockholders all or any part of its tag-along rights with respect to a particular proposed sale pursuant to Section III or its rights to purchase securities pursuant to Section VI; PROVIDED the aggregate number of shares of Company Capital Stock to which such rights apply with respect to all such affiliated Stockholders, taken as a whole, shall not be increased thereby. Except as expressly permitted hereby, each party's rights and obligations under this Agreement shall not be subject to assignment or delegation by any party hereto, and any attempted assignment or delegation in violation hereof shall be null and void AB INITIO.

               (4) NOTICE OF TRANSFER. To the extent that any Stockholder shall transfer any shares of Company Capital Stock, notice of which transfer is not otherwise required to be delivered to the Stockholders hereunder, such Stockholder shall, within three days following consummation of such transfer, deliver notice thereof to the Company and the other Stockholders; PROVIDED, HOWEVER, that no such notice shall be required to be delivered unless the aggregate number of shares of Company Capital Stock transferred by such Stockholder and its affiliates since the date of the last notice delivered by such Stockholder pursuant to this Section XI(4) exceeds 1% of the outstanding Company Capital Stock.

               (5) NOTICES. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

               (1)  if to the Company, to it at:

                      5080 Spectrum Drive
                      Suite 400, West Tower
                      Addison, Texas  75001
                      Telecopy Number: (972) 387-1938
                      Attention:  General Counsel

               with a copy to:

                      Reboul, MacMurray, Hewitt, Maynard & Kristol
                      45 Rockefeller Plaza
                      New York, New York  10111
                      Telecopy Number:  (212) 841-5725
                      Attention: Othon A. Prounis

               (2) if to any Stockholder, to the address of such Stockholder appearing in Schedule I or Schedule II hereto;

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other parties hereto. In the case of any notices, requests, claims, demands or other communications to more than one FFT Purchaser and or their Permitted Transferee, delivery thereof in accordance with the foregoing provisions of this Section XIII(5) to FFT shall be deemed to be delivery to all such FFT Purchasers and their Permitted Transferees. All such notices, requests, consents and other communications shall be deemed to have been received

(a) in the case of personal or courier delivery, on the date of such delivery,
(b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

               (6) ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the Schedules hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified except by an instrument in writing signed by the Company and (i) a majority in interest of Company Capital Stock held by the Schedule I Purchasers, (ii) a majority in interest of Company Capital Stock held by the FFT Purchasers and (iii) if adversely affected thereby, each of the holders of Company Capital Stock so adversely affected. Any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought.

               (7     COVENANTS BIND SUCCESSORS AND ASSIGNS.  All the covenants, stipulations, promises and agreements in this Agreement contained by or on behalf of any party shall bind its successors and permitted assigns, whether so expressed or not.


               (8 EFFECTIVENESS. This Agreement shall be of no force or effect unless and until the consummation of the Merger (the "EFFECTIVE DATE"); upon such consummation, this Agreement shall be in full force and effect.

               (9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

               (10 CHANGES IN COMPANY CAPITAL STOCK. If, and as often as, there are any changes in Company Capital Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Company Capital Stock as so changed.

               (11 SPECIFIC PERFORMANCE. Each party hereto agrees that a remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to pursue specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

               (12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, ENFORCEABLE UNDER, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               (13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as a sealed instrument, all as of the day and year first above written.


                           CONCENTRA MANAGED CARE, INC.


                           By:/s/ Richard Parr II
                              ---------------------------
                                  Name:  Richard Parr II
                                  Title: Executive Vice President and
                                         General Counsel


                           WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
                           By: WCAS VIII Associates, L.L.C., General Partner


                           By:/s/ Jonathan M. Rather
                              -----------------------------
                                 Managing Member


                           WCAS HEALTHCARE PARTNERS, L.P.
                           By:     WCAS HC Partners, General Partner


                           By:/s/ Jonathan M. Rather
                              --------------------------
                                 General Partner

                           WCAS CAPITAL PARTNERS III, L.P.
                           By: WCAS CP III Associates, L.L.C., General Partner


                           By:/s/ Jonathan M. Rather
                              -------------------------
                                  Managing Member

                                Patrick J. Welsh
                                Russell L. Carson
                                Bruce K. Anderson
                                Andrew M. Paul
                                Thomas E. McInerney
                                Robert A. Minicucci
                                Anthony J. deNicola
                                Paul B. Queally
                                Lawrence B. Sorrel
                                Rudolph E. Rupert
                                D. Scott Mackesy
                                Priscilla A. Newman
                                Laura M. VanBuren
                                Sean M. Traynor
                                John Almedia, Jr.
                                Jonathan M. Rather

                                By:/s/ Jonathan M. Rather
                                   -----------------------------
                                       Jonathan M. Rather, Individually and
                                       as Attorney-in-Fact

                           /s/ Daniel J. Thomas
                           ----------------------
                           Daniel J. Thomas


                           /s/ James M. Greenwood
                           ----------------------
                           James M. Greenwood


                           /s/ Richard A. Parr II
                           ----------------------
                           Richard A. Parr II


                           /s/ W. Tom Fogarty, M.D.
                           ----------------------
                           W. Tom Fogarty, M.D.


                           /s/ John Hamilton
                           ----------------------
                           John Hamilton


                           /s/ Scott Henault
                           ----------------------
                           Scott Henault


                           /s/ Kenneth Loffredo
                           ----------------------
                           Kenneth Loffredo


                           /s/ Darla Walls
                           ----------------------
                           Darla Walls


                           /s/ Thomas Cox
                           ----------------------
                           Thomas Cox


                           /s/ Keith Newton
                           ----------------------
                           Keith Newton


                           /s/ Gene Whobrey
                           ----------------------
                           Gene Whobrey

                           /s/ Steve Nelson
                           ----------------------
                           Steve Nelson


                           /s/ Jack Sherrer, M.D.
                           ----------------------
                           Jack Sherrer, M.D.


                           /s/ Arthur Canario, M.D.
                           ----------------------
                           Arthur Canario, M.D.

                           /s/ Craig R. Callen
                           ----------------------
                           Craig R. Callen


                           /s/ James D. Hann
                           ----------------------
                           James D. Hann


                           /s/ David L. Dennis
                           ----------------------
                           David L. Dennis


                           /s/ Lawrence M. Lavine
                           ----------------------
                           Lawrence M. Lavine


                           /s/ Kathleen F. Lamb
                           ----------------------
                           Kathleen F. Lamb


                           /s/ William G. Payne
                           ----------------------
                           William G. Payne


                           /s/ Michael R. Nicolais
                           ----------------------
                           Michael R. Nicolais


                           /s/ Patrick W. Mcmullan
                           ----------------------
                           Patrick W. Mcmullan


                           /s/ Douglas M. Ladden
                           ----------------------
                           Douglas M. Ladden


                           /s/ Richard A. Landgarten
                           ----------------------
                           Richard A. Landgarten


                           /s/ Vincent DeGiamo
                           ----------------------
                           Vincent DeGiamo

                                    JP MORGAN DIRECT CORPORATE FINANCE
                                    INSTITUTIONAL INVESTORS, LLC


                                    By: /s/ Julian E. Shles
                                       -------------------------------
                                        Name:  Julian E. Shles
                                        Title: Vice President of J.P. Morgan
                                               Investment Management, Inc.,
                                               as Investment Advisor

                                    JP MORGAN DIRECT CORPORATE FINANCE
                                    PRIVATE INVESTORS, LLC


                                    By: /s/ Julian E. Shles
                                       -------------------------------
                                        Name:  Julian E. Shles
                                        Title: Vice President of J.P. Morgan
                                               Investment Management, Inc.,
                                               as Investment Advisor

                                    CALIFORNIA PUBLIC EMPLOYEES'
                                    RETIREMENT SYSTEM


                                    By: /s/ David E.J. Maxwell
                                       -------------------------------
                                            Name:  David E. J. Maxwell
                                            Title: Principal Investment Officer

                                    CALIFORNIA STATE TEACHERS'
                                    RETIREMENT SYSTEM


                                    By: /s/ Eileen Y. Okada
                                       -------------------------------
                                            Name:  Eileen Y. Okada
                                            Title: Director of Investment
                                                   Administration
                                                   and External Relations

                                    CHASE EQUITY ASSOCIATES, L.P.
                                    By:  Chase Capital Partners,
                                                   its General Partner


                                    By: /s/ Jonas Steinman
                                       -------------------------------
                                    Name: Jonas Steinman
                                    Title:

                         CMS CO-INVESTMENT SUBPARTNERSHIP II

                         By:    CMS CO-INVESTMENT SUBPARTNERSHIP, a Delaware
                                general partnership
                         By:    CMS Co-Investment Partners, L.P., a Delaware
                                limited partnership
                         By:    CMS/Co-Investment Associates, L.P., a Delaware
                                limited partnership
                         By:    MSPS/Co-Investment, Inc., a Delaware corporation

                         By: /s/ Richard Mitchell
                             ----------------------------
                             Its: Vice President

                         By:    CMS 1997 Investment Partners, L.P., a Delaware
                                limited partnership
                         By:    CMS 1997, Inc., a Delaware corporation

                         By: /s/ Richard Mitchell
                             ----------------------------
                             Its: Vice President

                         By:    CMS Co-Investment Partners I-Q, L.P., a Delaware
                                limited partnership
                         By:    CMS/Co-Investment Associates, L.P., a Delaware
                                limited partnership
                         By:    MSPS/Co-Investment, Inc., a Delaware corporation

                         By: /s/ Richard Mitchell
                             ----------------------------
                             Its: Vice President

                         By:    CMS 1997 Investment Partners, L.P., a Delaware
                                limited partnership
                         By:    CMS 1997, Inc., a Delaware corporation

                         By: /s/ Richard Mitchell
                             ----------------------------
                             Its: Vice President

                         By: /s/ Ira Brind
                             ----------------------------
                                  Ira Brind

                         By: /s/ BRUCE LINDSAY
                             ----------------------------
                                   Bruce Lindsay


                         CMS DIVERSIFIED PARTNERS, L.P.
                         By:     CMS/DP Associates, L.P, a general partner
                         By:     MSPS/DP, Inc., its general partner

                                    By: /s/ Richard Mitchell
                                        -----------------------------
                                          Vice President

                         By:     CMS 1995 Investment Partners, L.P, a general
                                 partner
                                          By:    CMS 1995, Inc., its general
                                                 partner

                                                 By: /s/ Richard Mitchell
                                                     -----------------------
                                                         Vice President

                                  BT CAPITAL INVESTORS, L.P.


                                  By: /s/ Heidi Silverstein
                                     -----------------------------
                                     Name:  Heidi Silverstein
                                     Title: Director

                                  FINANCIERE ET INDUSTRIELLE GAZ ET EAUX


                                  By: /s/ Bertrand Soleil
                                     -----------------------------
                                     Name: Bertrand Soleil
                                     Title:

                          GS PRIVATE EQUITY PARTNERS II, L.P.

                          By:     GS PEP II Advisors, L.L.C.,
                                         its General Partner

                          By:     GSAM Gen-Par, L.L.C.,
                                         its Managing Member


                          By: /s/ Jerome Truzzolino
                              ------------------------------
                                 Name: Jerome Truzzolino
                                 Title: Vice President


                          GS PRIVATE EQUITY PARTNERS II OFFSHORE, L.P.

                          By: GS PEP II Offshore Advisors, Inc., its General Partner


                          By: /s/ Jerome Truzzolino
                              ------------------------------
                                 Name: Jerome Truzzolino
                                 Title: Vice President


                          GS PRIVATE EQUITY PARTNERS II -
                          DIRECT INVESTMENT FUND, L.P.

                          By: GS PEP II Direct Investment Advisors, L.L.C., its General Partner

                          By:     GSAM Gen-Par, L.L.C.,
                                         its Managing Member


                          By: /s/ Jerome Truzzolino
                              ------------------------------
                                 Name: Jerome Truzzolino
                                 Title: Vice President

                          GS PRIVATE EQUITY PARTNERS III, L.P.

                          By:     GS PEP III Advisors, L.L.C., its
                                  General Partner

                          By:     GSAM Gen-Par, L.L.C., its Managing
                                  Partner


                          By: /s/ Jerome Truzzolino
                              ------------------------------
                                 Name: Jerome Truzzolino
                                 Title: Vice President


                          GS PRIVATE EQUITY PARTNERS III OFFSHORE, L.P.

                          By: GS PEP III Offshore Advisors, Inc., its General Partner


                          By: /s/ Jerome Truzzolino
                              ------------------------------
                                  Name: Jerome Truzzolino
                                  Title: Vice President


                          NBK/GS PRIVATE EQUITY PARTNERS, L.P.

                          By:     GS PEP Offshore Advisors (NBK), Inc.
                                  General Partner


                          By: /s/ Jerome Truzzolino
                              ------------------------------
                                  Name: Jerome Truzzolino
                                  Title: Vice President

                          HAMILTON LANE PRIVATE EQUITY PARTNERS, L.P.

                          By:     HLSP Investment Management, LLC


                                  By:    /s/ Mario L. Giannini
                                         -----------------------
                                         Mario L. Giannini
                                         Managing Member


                          HAMILTON LANE PRIVATE EQUITY FUND, PLC

                          By:     HLSP Investment Management, LLC

                                  By:    /s/ Mario L. Giannini
                                         -----------------------
                                         Mario L. Giannini
                                         Managing Member

                          A.S.F. CO-INVESTMENT PARTNERS, L.P.


                          By: /s/ Jonathan F. Murphy
                              -----------------------------------
                                  Name:  Jonathan F. Murphy
                                  Title: Managing Member of Old Kings LLC, the
                                          Sole Member of PAF 10/98, LLC, the
                                          Sole General Partner of A.S.F.
                                          Co-Investment Partners, L.P.

                          NASSAU CAPITAL PARTNERS III L.P.

                          By:     Nassau Capital
                                  L.L.C., its
                                  General Partner

                          By: /s/ John G. Quigley
                              ----------------------
                                  Name: John G. Quigley
                                  Title:   Member


                          NAS PARTNERS LLC


                          By: /s/ John G. Quigley
                              -----------------------
                                  Name: John G. Quigley
                                  Title:   Member

                          NEW YORK LIFE INSURANCE COMPANY


                          By: /s/ Steven M. Benevento
                              -------------------------------
                                  Name: Steven M. Benevento
                                  Title:   Director

                          FERRER FREEMAN THOMPSON & CO.

                          on behalf of HEALTH CARE CAPITAL
                          PARTNERS L.P. and as its General Partner

                             and

                          on behalf of HEALTH CARE EXECUTIVE
                          PARTNERS L.P. and as its General Partner


                          By: /s/ Carlos A. Ferrer
                             ----------------------------
                               Name:  Carlos A. Ferrer
                               Title: Member, Ferrer Freeman Thompson & Co.
                                      General Partner

                                                                      SCHEDULE I

                              SCHEDULE I PURCHASERS

                                                           Number of Shares
                                                                 of Company
Name and Address of Purchaser                                  Common Stock
-----------------------------                              ----------------
Welsh, Carson, Anderson & Stowe VIII, L.P.                       16,318,141

WCAS Healthcare Partners, L.P.                                       60,606

Patrick J. Welsh                                                     84,778

Russell L. Carson                                                    87,579

Bruce K. Anderson                                                    78,159

Andrew M. Paul                                                       66,276

Thomas E. McInerney                                                  85,449

Robert A. Minicucci                                                  35,778

Anthony J. deNicola                                                  12,523

Paul B. Queally                                                      20,923

Lawrence B. Sorrel                                                   14,311

Rudolph E. Rupert                                                     5,367

D. Scott Mackesy                                                     10,733

Priscilla A. Newman                                                   2,719

Laura M. VanBuren                                                       715

Sean Traynor                                                          1,431

John Almedia                                                          1,789

Jonathan M. Rather                                                    1,789

Daniel J. Thomas                                                     33,000

James M. Greenwood                                                    8,250

Richard A. Parr II                                                   15,000

W. Tom Fogarty, M.D.                                                 50,000

John Hamilton                                                         4,848

Scott Henault                                                         3,750

Kenneth Loffredo                                                      3,750

Darla Walls                                                           9,000

Thomas Cox                                                            7,500

Keith Newton                                                          4,500

Gene Whobrey                                                          3,750

                                                           Number of Shares
                                                                 of Company
Name and Address of Purchaser                                  Common Stock
-----------------------------                              ----------------
Steve Nelson                                                         18,182

Jack Sherrer, M.D.                                                   35,000

Arthur Canario, M.D.                                                 50,000

Craig R. Callen                                                      12,121

James D. Hann                                                         6,060

David L. Dennis                                                       6,060

Lawrence M. Lavine                                                    6,060

Kathleen F. Lamb                                                      6,060

William G. Payne                                                      6,060

Michael R. Nicolais                                                   3,030

Patrick W. McMullan                                                   3,030

Douglas M. Ladden                                                     3,030

Richard A. Landgarten                                                 3,030

Vincent DeGiaimo                                                      1,515

JP Morgan Direct Corporate Finance                                  360,935
Institutional Investors, LLC

JP Morgan Direct Corporate Finance Private                           81,095
Investors, LLC

California Public Employees' Retirement System                      798,059

California State Teachers' Retirement System                      1,322,473

Chase Equity Associates, L.P.                                       909,091

CMS Co-Investment Subpartnership II                                 143,885

CMS Diversified Partners, L.P.                                        4,673

BT Capital Investors, L.P.                                          606,060

Financiere et Industrielle Gaz et Eaux                               94,139

GS Private Equity Partners II, L.P.                                 225,609

GS Private Equity Partners II Offshore, L.P.                        116,836

GS Private Equity Partners II -Direct Investment Fund,               93,469
L.P.

GS Private Equity Partners III, L.P.                                236,470

GS Private Equity Partners III Offshore, L.P.                        55,127

NBK/GS Private Equity Partners, L.P.                                 25,012

                                                           Number of Shares
                                                                 of Company
Name and Address of Purchaser                                  Common Stock
-----------------------------                              ----------------
Hamilton Lane Private Equity Partners, L.P.                          18,316

Hamilton Lane Private Equity Fund, PLC                               39,666

A.S.F. Co-Investment Partners, L.P.                                 872,967

Nassau Capital Partners III L.P.                                    371,097

NAS Partners LLC                                                      2,867

New York Life Insurance Company                                     252,455
                                                           ----------------
TOTAL:                                                           23,821,953


c/o  Welsh, Carson, Anderson & Stowe
     320 Park Avenue, Suite 2500
     New York, New York 10022
     Attention: Paul B. Queally
     Telecopy: (212) 893-9566

                                                                    SCHEDULE II

                                 FFT PURCHASERS

                                                      Number of Shares
                                                      of Company Class a
Name and Address of Purchaser                         Common Stock
-----------------------------                         ------------------

Health Care Capital Partners L.P.                        1,780,870

Health Care Executive Partners L.P.                         73,675



TOTAL:                                                   1,854,545



c/o  Ferrer Freeman Thompson & Co.
     The Mill
     10 Glenville Street
     Greenwich, Connecticut  06831
     Attention:  Carlos Ferrer
     Telecopy:  (203) 532-8016

     with a copy to:

     Fried, Frank, Harris, Shriver & Jacobson
     One New York Plaza
     New York, New York 10004
     Attention:  David Golay
     Telecopy:  (212) 859-8164

                                                                   SCHEDULE III

                                    Warrants
                                    --------
                      Name                                  Warrants
                      ----                                  --------

WCAS Capital Partners III, L.P.                              619,356

JP Morgan Director Corporate Finance Institutional            12,585
Investors, LLC

JP Morgan Director Corporate Finance Private                   2,827
Investors, LLC

California Public Employees' Retirement System                27,826

California State Teachers' Retirement System                  46,110

Chase Capital Partners*                                      507,629

CMS Co-Investment Subpartnership II                            5,017

CMS Diversified Partners, L.P.                                   163

BT Capital Investors, L.P.                                   290,074

Financiere et Industrielle Gaz et Eaux                         3,282

GS Private Equity Partners II, L.P.                            7,866

GS Private Equity Partners II Offshore, L.P.                   4,074

GS Private Equity Partners II -Direct Investment               3,259
Fund, L.P.

GS Private Equity Partners III, L.P.                           8,245

GS Private Equity Partners III Offshore, L.P.                  1,922

NBK/GS Private Equity Partners, L.P.                             872

Hamilton Lane Private Equity Partners, L.P.                      639

Hamilton Lane Private Equity Fund, PLC                         1,383

A.S.F. Co-Investment Partners, L.P.                           30,437

Nassau Capital Partners III L.P.                              12,939

NAS Partners LLC                                                 100

New York Life Insurance Company                                8,802

TOTAL:                                                     1,595,406
------------------------------------------------------------------------

c/o Welsh, Carson, Anderson & Stowe       *   Chase Capital Partners
    320 Park Avenue, Suite 2500               380 Madison Avenue, 12th Floor
    New York, New York  10022                 New York, New York  10017
    Attention:  Paul B. Queally               Attention:  Eric Green
    Telecopy:  (212) 893-9566                 Telecopy:  (212) 688-3950

------------------------------------------------------------------------